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                                                                          IP 10K

                                                                      EXHIBIT 21



Company and Subsidiaries:

                                                           Percentage of Voting
                              Sovereign Power              Securities Owned By
                          UNDER WHICH ORGANIZED              IMMEDIATE PARENT
                          ---------------------            -------------------
International Paper
Company (the "Company")          New York                  Parent

Federal Paper Board
Company, Inc.                    North Carolina            100%

IP Timberlands, Ltd.*            Texas                     The Company owns
                                                           100% of  the Class A
                                                           Common Stock and
                                                           Class B Common Stock
                                                           of IP Forest
                                                           Resources Company,
                                                           managing general
                                                           partner of IPT, and
                                                           84% of the Class A
                                                           Depositary Units and
                                                           100% of the Class B
                                                           Depositary Units of
                                                           IPT.

    Names of subsidiaries which, if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary, have been omitted.